Exhibit 99.1

Ondas Holdings Appoints Mark Green as Head of Global Corporate Development and M&A

Seasoned Investment Banking Leader to Drive Strategic Growth and M&A Execution

Global Experience and Deep Network to Support Ondas’ Defense and Security Mission

BOSTON, MA / August 27, 2025 / Ondas Holdings Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous drone and private wireless solutions through its business units Ondas Autonomous Systems (OAS) and Ondas Networks, today announced the appointment of Mark Green as Head of Global Corporate Development and Mergers & Acquisitions (M&A). In this role, Mr. Green will lead Ondas’ corporate development activity and support its strategic growth plan.

“We are building a significant and valuable company delivering AI-enabled autonomous defense and security capabilities to global markets,” said Eric Brock, Chairman and CEO of Ondas Holdings. “Mark brings exceptional skill and experience that align directly with our mission and growth strategy. His extensive global network of corporate and institutional relationships will be a powerful asset as we advance our strategic objectives. We are excited to have Mark on board to help execute our strategy and accelerate growth.”

Mr. Green joins Ondas with over 30 years of experience in investment banking, having served as Head of Technology Investment Banking at several firms, originating and executing a wide range of equity and debt financing, M&A, and advisory transactions for public and private companies across the globe. Mark is joining Ondas after more than a decade at Ladenburg Thalmann.

“I am thrilled to join Ondas at this exciting stage in its journey,” said Mark Green. “Eric and his leadership team have created a compelling platform aimed at capitalizing on a multi-year investment cycle. Ondas’ critical, AI-based solutions for aerial and ground autonomy are essential for protecting vital locations, infrastructure, and populations. I look forward to helping Ondas win in the market and build significant value for our stakeholders, especially our investors.”

Mr. Green’s career also includes senior leadership roles at firms like C.E. Unterberg Towbin, where he established the firm’s Israel technology investment banking practice. Earlier in his career, he held investment banking positions with Citi in Israel and founded a cross-border advisory and investment banking firm with a focus on technology and infrastructure.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous drone and private wireless solutions through its business units Ondas Autonomous Systems (OAS) and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS offers a portfolio of best-in-class AI-driven defense and security drone platforms that are currently deployed globally to protect and secure sensitive locations, populations, and critical infrastructure. Operating via its wholly owned subsidiaries, American Robotics and Airobotics, OAS offers the Optimus System—the first U.S. FAA-certified sUAS for automated aerial security and data capture—and the Iron Drone Raider—an autonomous counter-UAS system designed to neutralize hostile drones.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading "Risk Factors" discussed under the caption "Item 1A. Risk Factors" in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption "Item 1A. Risk Factors" in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

Preston.grimes@ondas.com